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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We consent to the incorporation by reference in the registration statements of Shopsmith, Inc. and Subsidiaries on Form S-8 (Registration No. 33-26463, 33-64663, 33-67898, and 333-17437) of our report on our audits of the consolidated financial statements and financial statement schedule of Shopsmith, Inc. and Subsidiaries as of April 5, 2003 and March 30, 2002 and for the years ended April 5, 2003, March 30, 2002 and March 31, 2001, which report is included in this Annual Report on Form 10-K.



                                                  Crowe Chizek and Company LLC

Columbus, Ohio
June 24, 2003